Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Syndax Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	2015 Omnibus Incentive Plan (Common Stock, $0.0001 par value per share)	Rule 457(c) and 457(h)	3,393,065 (2)	$22.39 (6)	$75,970,725.35 (6)	$147.60 per $1,000,000	$11,213.28

Equity	2015 Employee Stock Purchase Plan (Common Stock, $0.0001 par value per share)	Rule 457(c) and 457(h)	250,000 (3)	$19.04 (7)	$4,760,000.00 (7)	$147.60 per $1,000,000	$702.58

Equity	2023 Inducement Plan (Common Stock, $0.0001 par value per share)	Rule 457(c) and 457(h)	1,075,750 (4)	$22.49 (6)	$24,086,042.50 (6)	$147.60 per $1,000,000	$3,555.10

Equity	2023 Inducement Plan (options) (Common Stock, $0.0001 par value per share)	Rule 457(h)	24,250 (5)	$21.24 (8)	$515,070.00 (8)	$147.60 per $1,000,000	$76.03

Total Offering Amounts					$105,331,837.85		$15,546.99

Total Fee Offsets							—

Net Fee Due							$15,546.99

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of common stock of Syndax Pharmaceuticals, Inc.’s (the “Registrant”).

(2)

Represents additional shares of the Registrant’s common stock reserved for future grant under the Syndax Pharmaceuticals, Inc. 2015 Omnibus Incentive Plan (the “2015 Plan”) as a result of the automatic increase in shares reserved thereunder on January 1, 2024 pursuant to the terms of the 2015 Plan. The 2015 Plan provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2015 Plan on January 1, from 2017 until the expiration of the 2015 Plan. The number of shares added each year will be equal to the lesser of: (a) 4% of the total number of shares of the Registrant’s common stock outstanding on December 31 of the preceding calendar year; and (b) the number of shares of the Registrant’s common stock designated by action of the Registrant’s board of directors prior to the first day of any calendar year.

(3)

Represents additional shares of the Registrant’s common stock reserved for issuance under the Syndax Pharmaceuticals, Inc. 2015 Employee Stock Purchase Plan (the “ESPP”) as a result of the automatic increase in shares reserved thereunder on January 1, 2024 pursuant to the terms of the ESPP. The ESPP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the ESPP on January 1, from 2017 until the expiration of the ESPP. The number of shares added each year will be equal to the lesser of: (a) 1% of the total number of shares of the Registrant’s common stock outstanding on December 31 of the preceding calendar year; (b) 250,000 shares of the Registrant’s common stock; and (c) a number of shares of the Registrant’s common stock designated by action of the Registrant’s board of directors prior to the first day of any calendar year.

(4)	Represents shares of the Registrant’s common stock reserved for issuance under the Syndax Pharmaceuticals, Inc. 2023 Inducement Plan (the “Inducement Plan”).
(5)

Represents shares of the Registrant’s common stock issuable upon the exercise of stock options granted on February 1, 2024 to new employees as inducement awards in connection with the commencement of employment pursuant to Nasdaq Listing Rule 5635(c)(4) (the “Inducement Awards”) under the Inducement Plan.

(6)

Estimated pursuant to Rule 457(c) and (h) of the Securities Act based on a per share price of $22.39, the average of the high ($22.89) and low ($21.89) price of the Common Stock on February 21, 2024, as reported on The Nasdaq Global Select Market, which date is within five business days prior to the filing of this Registration Statement.

(7)

Estimated pursuant to Rule 457(c) and (h) of the Securities Act based on a per share price of $19.04, the average of the high ($22.89) and low ($21.89) price of the Common Stock on February 21, 2024, as reported on The Nasdaq Global Select Market, which date is within five business days prior to the filing of this Registration Statement, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the ESPP.

(8)	Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the price at which the Inducement Awards may be exercised.